Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 8, 2024 with respect to the consolidated financial statements of Alpine Income Property Trust, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said report in the Registration Statements of Alpine Income Property Trust, Inc., on Form S-3 (File No. 333-274724) and Form S-8 (File No 333-235256).

/s/ Grant Thornton LLP

Orlando, Florida
February 8, 2024